UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Twilio Inc.

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Twilio Proxy Statement Supplement May 2024 ©2024 TWILIO INC. ALL RIGHTS RESERVED

Twilio has taken extensive actions to position the company for future success

Strategic, Operational & Financial Actions

Sep 14, 2022
Implemented corporate restructuring including 11% workforce reduction

Feb 13-15, 2023
Undertook comprehensive review of strategy and operations to more effectively drive long-term sustainable growth, which resulted in:
- New operating model for the business, including separation into two business units
- Streamlined go-to-market
- Rationalized OpEx
- Reduced workforce by additional 17%
- Launched $1 billion share repurchase program
- Introduced GAAP profitability target of FY 2027

Mar 27, 2023
Announced sale of IoT business

Jun 8, 2023
Announced sale of ValueFirst business

Dec 4, 2023
Announced additional actions to enhance profitable growth, including:
- Restructuring Segment business unit
- Reducing workforce by additional 5%

Jan 8, 2024
Initiated operational review of Segment business unit

Mar 5, 2024
Announced additional operational and financial actions:
- Outcome of Segment review, with plan to reach BU break-even non-GAAP operating profitability by Q2 2025
- Accelerated consolidated GAAP operating profitability target to Q4 2025
- Additional $2 billion share repurchase authorization

Timeline

Aug-22 | Sep-22 | Oct-22 | Nov-22 | Dec-22 | Jan-23 | Feb-23 | Mar-23 | Apr-23 | May-23 | Jun-23 | Jul-23 | Aug-23 | Sep-23 | Oct-23 | Nov-23 | Dec-23 | Jan-24 | Feb-24 | Mar-24 | Apr-24 | May-24 | Jun-24

Board & Corporate Governance Actions

Aug 4, 2022
Appointed Miyuki Suzuki as a **new independent director**

Mar 28, 2023
Appointed Charlie Bell as a **new independent director**

Jun 28, 2023
Sunset dual-class share structure

Jan 8, 2024
Announced:
- Appointment of **Khozema Shipchandler as new CEO**
- Separation of Chair and CEO roles
- Appointment of an **independent Board chair**

Mar 30, 2024
Appointed Andy Stafman, a **representative of a major Twilio shareholder, as a new independent director**

Jun 6, 2024
Management proposal to **declassify the Board** to be voted on at AGM

©2024 TWILIO INC. ALL RIGHTS RESERVED

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Our actions have materially improved key ﬁnancial metrics; we’re targeting GAAP operating proﬁtability by Q4 2025 (1) 2021 LTM Primary Focus Durable Growth Strategy on Rapid Growth Proﬁtable Growth GAAP Operating Loss ($916M) ($656M) Non-GAAP Operating Proﬁt $3M $589M Net Cash Provided by Operating Activities ($58M) $703M Free Cash Flow ($148M) $655M (2) Headcount 7.9K 5.6K Stock-Based Compensation / Revenue 22% 16% (3) $0 $931M Share Repurchases Prior to 2023 $3B authorized for 2023-2024 (1) LTM ﬁgures as of March 31, 2024. (2) 2021 headcount ﬁgure as of December 31, 2021. LTM headcount ﬁgure as of March 31, 2024. (3) The Board authorized $1 billion of share repurchases in February 2023, and a further $2 billion of share repurchases in March 2024. We’re targeting to complete the full $3 billion of repurchases by the end of this year. ©2024 TWILIO INC. ALL RIGHTS RESERVED Note: Non-GAAP operating proﬁt (also referred to as non-GAAP income from operations) and free cash ﬂow are non-GAAP ﬁnancial measures. Refer to Non-GAAP Financial Measures in the appendix for their deﬁnitions and a 3 reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Extensive stockholder engagement informed signiﬁcant changes to our executive compensation program Stockholder Engagement Resulting Executive Compensation Changes Stockholder Feedback Responsive Action Taken by Twilio ● In 2023, we enhanced our stockholder engagement program by shifting to a • Reduced salary of former CEO and did not increase base Improve alignment salaries of our NEOs for either 2023 or 2024, except in bi-annual outreach in the spring and fall between pay and connection with promotions performance ● Speciﬁcally, we conducted extensive outreach to our stockholders to better • Updated peer group for 2023 and 2024 compensation programs, resulting in a reduction in our market understand their perspectives with respect to our executive compensation compensation benchmarks practices • Transitioned from one-year performance periods for PSUs Incorporate longer awarded in 2022 to a three-year cumulative performance performance periods period for PSUs awarded going forward ● We responded to the feedback gathered by making signiﬁcant changes to our for PSU awards • Compensation Committee selected non-GAAP income from executive compensation program, aligning incentive programs with the Incorporate operations as the performance target metric for the proﬁtability metrics in preferences of our stockholders performance-based cash awards granted in 2023 compensation program • PSUs granted in 2024 will vest based on the achievement of (i) three-year cumulative free cash ﬂow targets (70% weighting) and (ii) our relative TSR measured against the S&P 500 over a three-year period (30% weighting) • Implemented an annual cash bonus plan for executives Adopt a short-term beginning in 2024 incentive plan • Each NEO will have an annual cash bonus opportunity, with 57% 46% 100% payouts tied to the achievement of (i) organic revenue growth targets (50% weighting) and (ii) non-GAAP income from operations targets (50% weighting) • Maximum payout opportunities will be capped at 150% of We reached out to 21 We conducted meetings Independent directors base salary institutional investors with 14 institutional participated in 100% of holding approximately investors holding meetings with • 2023 served as a transition year to an annual cash bonus 57% of our shares approximately 46% of our institutional investors plan; we granted performance-based cash awards in 2023 outstanding shares outstanding based on the achievement of performance targets for annual non-GAAP income from operations ©2024 TWILIO INC. ALL RIGHTS RESERVED 4

Twilio’s executive compensation is centered on performance-based equity Our compensation program incorporates stockholder feedback and aligns executive outcomes with stockholder experience Note: Jeﬀ Lawson, our co-founder, served as our CEO during 2023. Mr. Lawson stepped down as CEO on January 8, 2024. ©2024 TWILIO INC. ALL RIGHTS RESERVED 5

Compensation program outcomes are aligned with stockholders

- Our 2022 PSUs are subject to rigorous performance targets, and require robust performance for executives to receive any payout; ***no additional PSUs were awarded in 2023.***
- In response to stockholder feedback, ***the Compensation Committee has approved 3-year performance periods for future PSU awards***

PSU Tranche	2022 PSU Grant - Performance Measures	Threshold (payout at 50%)	Target (payout at 100%)	Maximum (payout at 200%)	Result	Payout as % of Target
2022	Organic Revenue Growth(1)	20%	30%	40%	29.7%	98.5%
2023	Organic Revenue Growth(1) *AND*	20%	30%	40%	10%	0% *based on FY'23 organic revenue growth results*
	Non-GAAP Income from Operations(1)		Profitable(2)		Profitable(2)	
2024	Organic Revenue Growth(1) *AND*	20%	30%	40%	7% *(through Q1'24)*	***Projected:*** 0% *based on organic revenue growth results through Q1 2024*
	Non-GAAP Income from Operations(1)		Profitable(2)		Profitable(2) *(through Q1'24)*	

The 2023 tranche of our 2022 PSUs was not paid out, and based on organic revenue growth results through Q1 2024, the 2024 tranche of our 2022 PSUs is unlikely to be paid out

(1) Organic revenue growth and non-GAAP income from operations are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" in the appendix for their definitions and a reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Profitability is defined as ≥$1.00 non-GAAP income from operations.

©2024 TWILIO INC. ALL RIGHTS RESERVED

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Twilio's Board has taken a thoughtful approach to refreshment

The skills, qualities, attributes, experience and diversity of our directors provide us with the broad range of perspectives to effectively oversee our evolving business needs and represent the best interests of our stockholders

Independence



1
89%
Independent
8

Independent Non-Independent

Tenure[1]



3
~2.5
Years
(Avg.)
6

<4 Years 4-8 Years

Gender Diversity



3
33%
Female
6

Female Male

Racial/Ethnic Diversity[2]



3
33%
Racially/
Ethnically
Diverse
6

Racial/Ethnic Diversity Non-Diverse

Skills / Experiences	# of Directors	Link to Strategy and Oversight
Technology and Software Industry	8	Deep insight in the technology and software industries to oversee our business and the risks we face related to those industries.
Communications Industry	3	Deep insight in the communications industry to oversee our business and the risks associated with these sectors.
Public Company Board	8	Experience to understand the dynamics and operation of a public company.
Public Company Executive / Senior Leadership	8	Experience in senior leadership positions at a public company to analyze, advise and oversee management in decision making, operations and policies.
Finance / Accounting / Audit	9	Knowledge of financial markets, financing and accounting and financial reporting processes to ensure proper oversight.
Sales and Marketing	3	Sales and marketing experience to provide expertise and guidance to grow sales and enhance our brand.
Human Capital / Compensation / Employee Development and Training	7	Experience attracting and retaining top talent to advise and oversee our people and compensation policies in our competitive environment.
Global Business Operations	8	Experience and knowledge of global operations, business conditions and culture to advise and oversee our global business.
Risk Management	6	Expertise to oversee risk management.
Regulatory / Government / Public Policy	5	Expertise to provide guidance and oversight of governmental and regulatory affairs.
Cybersecurity / Information Security / Privacy	4	Expertise to oversee cybersecurity, information security, and privacy management.
Strategy / Business Development / M&A	9	Experience creating long-term value through investment, acquisitions and growth strategies.
Corporate Governance	8	Experience in corporate governance, compliance, policy, investor relations and creating long term sustainable value.

(1) We have added four new independent directors since the beginning of 2021.
(2) Includes directors who identify in any of the following categories: African American or Black, Hispanic or Latinx, Asian, Native American or Alaskan Native, Native Hawaiian or Other Pacific Islander, or North African or Middle Eastern.
Note: Each of the graphics above excludes Byron Deeter, who is not standing for re-election at the Annual Meeting.

©2024 TWILIO INC. ALL RIGHTS RESERVED

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Twilio has a highly qualiﬁed, engaged and independent board Our Board proactively evaluates its composition in the context of Twilio’s evolving business to ensure our directors have backgrounds that collectively add value to strategic decisions and enable rigorous oversight of management Charles Bell Donna Dubinsky Jeﬀ Epstein – Independent Chair •EVP, Security, Compliance, Identity and •Former CEO and Chair, Numenta •Operating Partner, Bessemer Venture Partners Management, Microsoft •Director since 2018 •Director since 2017 •Director since 2023 •Expertise in business strategy, innovation, •In-depth knowledge of accounting, ﬁnance, •Deep understanding of technology industry executive leadership growth and the operations, risk management and and signiﬁcant cybersecurity expertise technology landscape technology Jeﬀ Immelt Deval Patrick Erika Rottenberg •Partner, New Enterprise Associates •Former Governor of Massachusetts •Former GC, LinkedIn •Former CEO and Chairman, GE •Director since 2021 •Director since 2016 •Director since 2019 •Expertise in leadership, public policy, •Expertise in corporate governance, business investment and the economy operations, risk management, data •Expertise in global business, ﬁnancing protection and regulatory matters strategy, operations, sales and marketing and human capital management Khozema Shipchandler - CEO Andrew Stafman Miyuki Suzuki •Chief Executive Oﬃcer, Twilio •Partner, Sachem Head Capital Management •Former President, Asia Paciﬁc, Japan and China, Cisco •Director since 2024 •Former Associate, Silver Lake Partners •Director since 2022 •Signiﬁcant operational and ﬁnancial •Director since 2024 •Experience with multinational companies, leadership skills and expertise, as well as a •Shareholder representative with extensive deep and valuable understanding of Twilio’s telecom and networking industries, knowledge of corporate strategy, ﬁnance business, operations and culture operations and the regulatory environment and governance matters ©2024 TWILIO INC. ALL RIGHTS RESERVED Independent Director Added Since Beginning of 2021 8

We ask for your support at the 2024 annual meeting Proposal Recommendation Election of Jeﬀ Epstein, Khozema Shipchandler and Andrew Stafman as Item 1 FOR Class II Directors Ratiﬁcation of the appointment of KPMG LLP as the Company’s independent Item 2 FOR registered public accounting ﬁrm for the ﬁscal year ending December 31, 2024 Approval, on a non-binding advisory basis, of the compensation of the Item 3 FOR Company’s named executive oﬃcers Approval, on a non-binding advisory basis, of the preferred frequency of future Item 4 ONE YEAR non-binding advisory votes on the compensation of named executive oﬃcers Proposal to amend the certiﬁcate of incorporation to declassify the Item 5 FOR board of directors ©2024 TWILIO INC. ALL RIGHTS RESERVED 9

©2024 TWILIO INC. ALL RIGHTS RESERVED

Appendix ©2024 TWILIO INC. ALL RIGHTS RESERVED

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future ﬁnancial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this presentation include, but are not limited to, statements about: our future ﬁnancial performance, including our expected ﬁnancial results and our guidance; our expectations regarding proﬁtability, including when we will become proﬁtable on GAAP and non-GAAP bases; our anticipated strategies and business plans; our ability to execute on our announced plans and targets for Segment following our operational review; our expectations regarding compensation programs, including PSU tranche payouts; our expectations regarding levels of stock-based compensation; the reorganization of our business and the shift in our segment reporting structure; and our expectations regarding share repurchases. You should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to diﬀer materially from those described in the forward-looking statements, including, among other things: our ability to successfully implement our cost-saving initiatives and to capture expected eﬃciencies; our ability to realize the anticipated beneﬁts of changes to our operating model and organizational structure; the impact of macroeconomic uncertainties and market volatility; our ﬁnancial performance, including expectations regarding our results of operations and the assumptions underlying such expectations, and ability to achieve and sustain proﬁtability; our ability to attract and retain customers; our ability to compete eﬀectively in an intensely competitive market; our ability to comply with modiﬁed or new industry standards, laws and regulations applying to our business, and increased costs associated with regulatory compliance; our ability to manage changes in network service provider fees and optimize our network service provider coverage and connectivity; our ability to form and expand partnerships; and our ability to successfully enter into new markets and manage our international expansion. The forward-looking statements contained in this presentation are also subject to additional risks, uncertainties, and factors, including those more fully described in our most recent ﬁlings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should any of these risks materialize, or should our assumptions prove to be incorrect, actual ﬁnancial results could diﬀer materially from our projections or those implied by these forward-looking statements. Further information on potential risks that could aﬀect actual results will be included in the subsequent periodic and current reports and other ﬁlings that we make with the Securities and Exchange Commission from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this presentation. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reﬂect events or circumstances occurring after this presentation or to reﬂect new information or the occurrence of unanticipated events, except as required by law. ©2024 TWILIO INC. ALL RIGHTS RESERVED 12

Non-GAAP Financial Measures In addition to ﬁnancial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP ﬁnancial measures, including those listed below. We use these non-GAAP ﬁnancial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP ﬁnancial measures may be helpful to investors because they provide consistency and comparability with past ﬁnancial performance, facilitate period-to-period comparisons of results of operations and assist in comparisons with other companies, many of which use similar non-GAAP ﬁnancial measures to supplement their GAAP results. We believe organic revenue growth is useful in understanding the ongoing results of our operations. We believe free cash ﬂow provides useful supplemental information to help investors understand underlying trends in our business and our liquidity. These non-GAAP ﬁnancial measures are presented for supplemental informational purposes only, should not be considered substitutes for ﬁnancial information presented in accordance with GAAP, and may be diﬀerent from similarly-titled non-GAAP measures used by other companies. Non‑GAAP Income (Loss) from Operations. For the periods presented, we deﬁne non‑GAAP income (loss) from operations (which we also refer to as non-GAAP operating proﬁt or non-GAAP operating loss, as applicable), adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets. Organic Revenue. For the periods presented, we deﬁne organic revenue as GAAP revenue, excluding (i) revenue from each acquired business and revenue from application-to-person (“A2P”) 10DLC fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the ﬁrst full quarter following the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (ii) revenue from each divested business beginning in the quarter of the closing date of such divestiture; provided that (a) if an acquisition closes or such fees are initially charged on the ﬁrst day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (b) if a divestiture closes on the last day of a quarter, such revenue will be included in organic revenue for that quarter. A2P 10DLC fees are fees imposed by U.S. mobile carriers for A2P SMS messages delivered to its subscribers, and we pass these fees to our messaging customers at cost. Organic Revenue Growth. For the periods presented, we calculate organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the comparative period by (ii) organic revenue in the comparative period. If revenue from certain acquisitions, divestitures or A2P 10DLC fees is included or excluded in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P 10DLC fees is included or excluded in organic revenue in the comparative period for purposes of the denominator in the organic revenue growth calculation. As a result, the denominator used in this calculation will not always equal the organic revenue reported for the comparative period. Free Cash Flow. For the periods presented, we deﬁne free cash ﬂow as net cash provided by (used in) operating activities excluding capitalized software development costs and purchases of long-lived and intangible assets. ©2024 TWILIO INC. ALL RIGHTS RESERVED 13

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